                                                                    EXHIBIT 4.7
                                                                    -----------



                       SYSTEM SOFTWARE ASSOCIATES, INC.

                         REGISTRATION RIGHTS AGREEMENT


     This Registration Rights Agreement, dated as of August __, 1997, is among System Software Associates, Inc., a Delaware corporation (the "Company"), and
                                                               -------
the Fund Investors (as defined below).

     WHEREAS, contemporaneously with the execution and delivery of this Agreement (as defined below), the Company and the Fund Investors (as defined below) are entering into the Securities Purchase Agreement dated as of August __, 1997 (as amended and in effect from time to time, the "Purchase Agreement")
                                                           ------------------
pursuant to which the Company is issuing and selling to the Fund Investors, and the Fund Investors are purchasing from the Company, warrants (the "Warrants") to
                                                                   --------
purchase ___________ shares of the Company's outstanding Common Stock, par value $0.0033 per share (the "Common Stock"), or __________ shares of the Company's
                        ------------
Series A Preferred Stock, par value $0.01 per share (the "Preferred Stock"); and
                                                          ---------------

     WHEREAS, it is a condition to the issuance and sale by the Company, and the purchase by the Fund Investors, of such Warrants pursuant to the Purchase Agreement that the Company and the Fund Investors enter into this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.  Definitions; Certain Rules of Construction.  Certain terms are used in this
    ------------------------------------------
Agreement with the specific meanings defined below in this Section 1. Except as otherwise explicitly specified to the contrary or unless the context clearly requires otherwise, (a) the capitalized term "Section" refers to sections of this Agreement, (b) the capitalized term "Exhibit" refers to exhibits to this Agreement, (c) references to a particular Section include all subsections thereof, (d) the word "including" shall be construed as "including without limitation," (e) references to a particular statute or regulation include all rules and regulations thereunder and any successor statute, regulation or rules, in each case as from time to time in effect, (f) words in the singular or plural form include the plural and singular form, respectively, and (g) references to a particular Person include such Person's successors and assigns to the extent not prohibited by this Agreement.

     1.1.  "1933 Act" means the Securities Act of 1933.
            --------

     1.2.  "1934 Act" means the Securities Exchange Act of 1934.
            --------

     1.3.  "Agreement" means this Registration Rights Agreement, as amended and
            ---------
in effect from time to time.

     1.4.  "Board of Directors" means the Board of Directors of the Company.
            ------------------

     1.5.  "Common Stock" is defined in the recitals to this Agreement.
            ------------

     1.6.  "Company" is defined in the preamble to this Agreement.
            -------

     1.7.  "Company Indemnitees" is defined in Section 2.7(b).
            -------------------

     1.8.  "Form S-3", "Form S-4" and "Form S-8" mean such respective
            --------    --------       --------
registration forms in effect on the date hereof (or any successor registration forms subsequently adopted by the SEC) under the 1933 Act.

     1.9.  "Fund Holder" means (a) any Person that owns, or has the right to
            -----------
acquire, Registrable Securities and (b) any assignee thereof in accordance with
Section 2.9.

     1.10. "Fund Holder Indemnitees" is defined in Section 2.7(a).
            -----------------------

     1.11. "Fund Investor" means each of the investors listed on Exhibit A,
            -------------
together with their respective successors and assigns.

     1.12. "Indemnitee" means each of the Company Indemnitees and the Fund
            ----------
Holder Indemnitees.

     1.13. "Initiating Fund Holders" is defined in Section 2.1(a).
            -----------------------

     1.14. "Person" means any present or future natural person or any
            ------
corporation, association, partnership, limited liability company, joint venture, joint stock or other company, business trust, trust, organization, business or government or any governmental agency or political subdivision thereof.

     1.15. "Preferred Stock" is defined in the recitals to this Agreement.
            ---------------

     1.16. "Purchase Agreement" is defined in the recitals to this Agreement.
            ------------------

     1.17. "register," "registered" and "registration" refer to a registration
            --------    ----------       ------------
effected by preparing and filing a registration statement or similar document in compliance with the 1933

Act and the automatic effectiveness, or the declaration or ordering of effectiveness, of such registration statement or document.

     1.18. "Registrable Securities" means (a) all shares of Common Stock or
            ----------------------
Preferred Stock issued or issuable upon exercise of the Warrants, (b) any shares of Common Stock or Preferred Stock issued as (or issuable upon the conversion or exercise of any warrant, option, right or other security which is issued as) a stock dividend, stock split or other distribution with respect to, or in exchange for or in replacement of, the shares described in clause (a) above; provided, however, that any share of Common Stock previously sold to the public
--------  -------
pursuant to a registered public offering or pursuant to an exemption from the registration requirements of the 1933 Act shall cease to be a Registrable Security, unless such share is subsequently acquired by a Fund Investor. For purposes of this Agreement, the number of Registrable Securities at any time outstanding shall be the sum of (i) the number of shares of Common Stock or Preferred Stock then outstanding which are Registrable Securities plus (ii) the
                                                                  ----
number of shares of Common Stock or Preferred Stock which are issuable pursuant to then exercisable or convertible securities and which upon issuance would be Registrable Securities.

     1.19. "SEC" means the Securities and Exchange Commission.
            ---

     1.20. "Violation" means, with respect to any registration statement which
            ---------
includes any securities of the Company:

           (a) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

           (b) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; or

           (c) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law in connection with any matter relating to such registration statement.

     1.21. "Warrants" is defined in the recitals to this Agreement.
            --------

2.  Registration Rights.
    -------------------

     2.1.  Demand Registration.
           -------------------

          (a) If, at any time the Company shall receive a written request from the Fund Holders of at least 25% of the Registrable Securities then outstanding and entitled to registration rights under this Section 2 (the "Initiating Fund Holders") that the Company effect the registration under
      -----------------------
     the 1933 Act all or any portion of the Registrable Securities then outstanding, then the Company shall, within five business days of the receipt thereof, give written notice of such request to all Fund Holders and shall, subject to the limitations of this Section 2.1, use its best efforts to effect such a registration as soon as practicable and in any event to file within 75 days of the receipt of such request a registration statement under the 1933 Act covering all the Registrable Securities which the Fund Holders shall in writing request (within 20 days of receipt of the notice given by the Company pursuant to this Section 2.1(a)) to be included in such registration and to use its best efforts to have such registration statement become effective; provided however, that the Company shall incur no liability to any Fund Holder for any failure to complete the offering of the Registrable Securities covered by such registration statement.

          (b) If the Initiating Fund Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as part of their request made pursuant to this Section 2.1 and the Company shall include such information in the written notice referred to in Section 2.1(a). In such event, the right of any Fund Holder to include its Registrable Securities in such registration shall be conditioned upon such Fund Holder's participation in such underwriting and the inclusion of such Fund Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Fund Holders and such Fund Holder) to the extent provided herein. All Fund Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.3(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Fund Holders, which underwriter or underwriters shall be reasonably acceptable to the Company. Notwithstanding any other provision of this Section 2.1, if, in the case of a registration requested pursuant to Section 2.1(a), the underwriter advises the Initiating Fund Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Fund Holders shall so advise the Company and all Fund Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and all securities other than Registrable Securities sought to be included in the underwriting shall first be excluded. To the extent that further limitation is required, the number of Registrable Securities that may be included in the underwriting shall be reduced as follows:

               (i) first, all Registrable Securities which any Fund Holders (other than Initiating Fund Holders) seek to include in the underwriting shall be reduced pro rata among such Fund Holders in accordance with the number of Registrable Securities then held by each such Fund Holder; and

               (ii) to the extent further limitation is required, all Registrable Securities which any Initiating Fund Holders seek to include in the underwriting shall be reduced pro rata among such Fund Holders in accordance with the number of Registrable Securities then held by each such Fund Holder.

     No Registrable Securities requested by any Fund Holder to be included in a registration pursuant to Section 2.1(a) shall be excluded from the underwriting unless all securities other than Registrable Securities are first excluded.

          (c) The Company is obligated to effect only two registrations pursuant to Section 2.1(a); provided, however, that (i) no registration
                                 --------  -------
     pursuant to Section 2.1(a) shall be deemed to be a registration for any purpose of this sentence if the number of Registrable Securities included in the underwriting does not equal or exceed 75% of the number of Registrable Securities proposed by the Fund Holders to be distributed through such underwriting, and (ii) no registration of Registrable Securities which shall not have become and remained effective in accordance with Section 2.3 shall be deemed to be a registration for any purpose of this sentence; and, provided, further, that the Company will not be
                         --------
     obligated to file a registration statement in accordance with this Section
     2.1 within 12 months after the effective date of a previous registration statement filed in accordance with Sections 2.1 or 2.2.

          (d) Each registration requested pursuant to Section 2.1(a) shall be effected by the filing of a registration statement on Form S-3 (or if such form is not available, any other form which includes substantially the same information (other than information which is incorporated by reference) as would be required to be included in a registration statement on such form as currently constituted), unless the use of a different form is consented to by Initiating Fund Holders holding a majority of the Registrable Securities held by all Initiating Fund Holders. The Company agrees to include in any such registration statement all information which Fund Holders of Registrable Securities being registered shall reasonably request.

     2.2.  "Piggy-Back" Registration.  If the Company proposes to register
            ------------------------
(including for this purpose a registration effected by the Company for stockholders other than the Fund Holders) any of its capital stock or other equity securities under the 1933 Act in connection with the public offering of such securities solely for cash (other than a registration on Form S-8 relating solely to the sale of securities to participants in a Company stock plan or a registration on Form S-4 or any successors of such forms), the Company shall, at such time, promptly give each Fund Holder written notice of such registration. Upon the written request of any Fund Holder given within 20 days after mailing of such notice by the Company, the Company shall, subject to the provisions of Section 2.6, use its best efforts to cause a registration statement covering all of the Registrable Securities that each such Fund Holder has requested to be registered to become effective under the 1933 Act. The Company shall be under no obligation to complete any offering of its securities it proposes to make and shall incur no liability to any Fund Holder for its failure to do so. No registration effected pursuant to a request or requests referred to in this Section 2.2 shall be deemed to have been effected pursuant to Section 2.1.

     2.3.  Obligations of the Company.  Whenever required under this Section 2
           --------------------------
to use its best efforts to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible, prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Fund Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 180 days or any earlier date on which such Fund Holders have informed the Company that the distribution of their securities has been completed; provided, however, that at least five days before filing such
           --------  -------
registration statement, the Company will furnish to one counsel selected by the Fund Holders of Registrable Securities which are to be included in such registration copies of all such documents proposed to be filed. In addition, the Company shall:

          (a) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement, and use its best efforts to cause each such amendment and supplement to become effective, as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement; provided, however, that
                                                        --------  -------
     at least five days before filing each such amendment and supplement, the Company will furnish to the counsel selected by the Fund Holders of Registrable Securities which are to be included in such registration copies of all such documents proposed to be filed;

          (b) furnish to the Fund Holders such reasonable number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

          (c) use its best efforts to register or qualify the securities covered by such registration statement under such other securities or blue sky laws of such states and jurisdictions as shall be reasonably requested by the Fund Holders, except that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or file a general consent to service of process in any such state or jurisdiction;

          (d) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Fund Holders thereof to consummate the disposition of such Registrable Securities;

          (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering; provided,
                                                                     --------
     however, that each Fund Holder participating in such underwriting shall
     -------
     also enter into and perform its obligations under such an underwriting agreement, including furnishing any questionnaire and opinion of counsel and entering into a lock-up agreement reasonably requested by the managing underwriter;

          (f) notify each Fund Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating to Registrable Securities covered by such registration statement is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and promptly file such amendments and supplements which may be required pursuant to Section 2.3(a) on account of such event and use its best efforts to cause each such amendment and supplement to become effective (and upon receipt of any such notification, such Fund Holders shall immediately cease making offers regarding the Registrable Securities covered by such registration statement);

          (g) furnish, at the request of any Fund Holder requesting registration of Registrable Securities pursuant to this Section 2, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 2, if such Registrable Securities are being sold through underwriters, or, if such Registrable Securities are not being sold through underwriters, on the date that the registration statement with respect to such Registrable Securities becomes effective, (i) an opinion or opinions, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given by company counsel to the underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Fund Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountant of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Fund Holders requesting registration of Registrable Securities;

          (h) provide a transfer agent and registrar for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

          (i) give the Fund Holders of Registrable Securities which are to be registered under such registration statement and their underwriters, if any, and their respective accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto, and give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Fund Holders and such underwriters, to conduct a reasonable investigation within the meaning of the Securities Act;

          (j) apply for listing and use its best efforts to list the Registrable Securities being registered on any national securities exchange on which a class of the Company's equity securities is listed or, if the Company does not have a class of equity securities listed on a national securities exchange, apply for qualification and use its best efforts to qualify the Registrable Securities being registered for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc.; and

          (k) without in any way limiting the types of registrations to which this Section 2 shall apply, in the event that the Company shall effect a "shelf registration" under Rule 415 promulgated under the 1933 Act, the Company shall take all necessary action, including the filing of post-effective amendments, to permit the Fund Holders to include their Registrable Securities in such registration in accordance with the terms of this Section 2.

     Each Fund Holder agrees to furnish to the Company any information regarding itself, the Registrable Securities held by it and the intended method of disposition of such securities as the Company may reasonably request, which information is required to effect the registration of the Registrable Securities.

     2.4.  Expenses of Demand Registration.  All expenses (other than
           -------------------------------
underwriting discounts and commissions) relating to Registrable Securities incurred in connection with each registration, filing or qualification pursuant to Section 2.1(a), including all registration, filing and qualification fees, printing and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Fund Holders, shall be borne by the Company; provided, however, that the Company
                                        --------  -------
shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1(a) if the registration request is subsequently withdrawn at any time at the request of the Fund Holders of a majority of the Registrable Securities to be registered (in which case all participating Fund Holders shall bear such expenses), unless the Fund Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 2.1(a); and provided, further, that if
                                                    --------  -------
at the time of any such withdrawal the Fund Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Fund Holders of a majority of the Registrable Securities then outstanding at the time of their request that is likely to cause the terms of the proposed offering to be materially less favorable in the good faith judgment of a majority in interest of the Fund Holders of Registrable Securities, then the Fund Holders shall not be required to pay any of such expenses and the right to one demand registration pursuant to Section 2.1(a) shall not be forfeited. All underwriting discounts and commissions relating to Registrable Securities included in any registration effected pursuant to Section 2.1(a) will be borne and paid ratably by the Fund Holders of such Registrable Securities, and, if they participate, the Company and any other holders of the Company's securities.

     2.5.  Expenses of "Piggy-Back" Registration.  The Company shall bear and
           -------------------------------------
pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to any registration pursuant to Section 2.2 for each Fund Holder, including all registration, filing and qualification fees, printing and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Fund Holders. All underwriting discounts and commissions relating to Registrable Securities included in any registration effected pursuant to Section 2.2 will be borne and paid ratably by the Fund Holders of such Registrable Securities, the Company and, if they participate, any other holders of the Company's securities.

     2.6.  Underwriting Requirements.  In connection with any offering involving
           -------------------------
an underwriting of securities being issued by the Company, the Company shall not be required under Section 2.2 to include any of the Fund Holders' securities in such underwriting unless such Fund Holders accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity, if any, as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company. If the managing underwriter for the offering shall advise the Company in writing that the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities to be sold other than by the Company that can be successfully offered, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the managing underwriter believes will not jeopardize the success of the offering. The securities so included in the offering will be reduced as follows:

          (a) first, all securities which shareholders other than the Company and the Fund Holders seek to include in the offering shall be excluded from the offering to the extent limitation on the number of shares included in the underwriting is required; and

          (b)  to the extent further limitation is required, then:

               (i) all Registrable Securities which any Fund Holders (other than Initiating Fund Holders) seek to include in the underwriting shall be reduced pro rata among such Fund Holders in accordance with the number of Registrable Securities then held by each such Fund Holder; and

               (ii) to the extent further limitation is required, all Registrable Securities which any Initiating Fund Holders seek to include in the underwriting shall be reduced pro rata among such Initiating Fund Holders in accordance with the number of Registrable Securities then held by each such Initiating Fund Holder;

     2.7.  Indemnification.  In the event any Registrable Securities are
           ---------------
included in a registration statement under this Section 2:

          (a) To the extent permitted by applicable law, the Company will indemnify and hold harmless each Fund Holder, the officers, directors, partners, agents and employees of each Fund Holder, any underwriter (as defined in the 1933 Act) for such Fund Holder and each Person, if any, who controls such Fund Holder or underwriter within the meaning of the 1933 Act or the 1934 Act (collectively, the "Fund Holder Indemnitees"), against any
                                         -----------------------
     losses, claims, damages or liabilities (joint or several) to which any Fund Holder Indemnitee may become subject under the 1933 Act, the 1934 Act or any other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any Violation. The Company will reimburse each Fund Holder Indemnitee for any legal or other expenses reasonably incurred by such Fund Holder Indemnitee in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnity agreement contained in this Section 2.7(a) shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Fund Holder Indemnitee in any such case for any such loss, claim, damage, liability or action (i) to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of such Fund Holder Indemnitee or (ii) in the case of a sale directly by a Fund Holder of Registrable Securities (including a sale of such Registrable Securities through any underwriter retained by such Fund Holder engaging in a distribution solely on behalf of such Fund Holder), such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and such Fund Holder failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the Person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the 1933 Act.

          (b) To the extent permitted by applicable law, each Fund Holder which includes any Registrable Securities in any registration statement (i) will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed such registration statement, each Person, if any, who controls the Company within the meaning of the 1933 Act, each agent and any underwriter for the Company, and any other Fund Holder or other stockholder selling securities in such registration statement or any of its directors, officers, partners, agents or employees or any Person who controls such Fund Holder or such other stockholder or such underwriter (collectively, the "Company Indemnitees"), against any losses, claims,
                         -------------------
     damages or liabilities (joint or several) to which any Company Indemnitee may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by or on behalf of such Fund Holder expressly for use in connection with such registration and (ii) will reimburse any legal or other expenses reasonably incurred by any Company Indemnitee in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the liability of any Fund Holder hereunder
             --------  -------
     shall be limited to the amount of net proceeds (after deduction of all underwriters' discounts and commissions paid by such Fund Holder in connection with the registration in question) received by such Fund Holder in the offering giving rise to the Violation; and provided, further, that
                                                       --------  -------
     the indemnity agreement contained in this Section 2.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Fund Holder (which consent shall not be unreasonably withheld) nor, in the case of a sale directly by the Company of its securities (including a sale of such securities through any underwriter retained by the Company to engage in a distribution solely on behalf of the Company), shall such Fund Holder be liable to the Company in any case in which such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and the Company failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the securities to the Person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the 1933 Act.

          (c) Promptly after receipt by any Indemnitee under this Section 2.7 of notice of the commencement of any action (including any governmental action), such Indemnitee will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume and control the defense thereof with counsel mutually satisfactory to the parties; provided,
                                                                --------
     however, that such Indemnitee shall have the right to retain its own
     -------
     counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such Indemnitee by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests, as reasonably determined by either party, between such Indemnitee and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the Indemnitee under this Section
     2.7 to the extent of such prejudice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to such Indemnitee otherwise than under this Section 2.7.

          (d)  The obligations of the Company and the Fund Holders under this
     Section 2.7 shall survive the completion of any offering of Registrable Securities in a registration statement whether under this Section 2 or otherwise.

          (e) If the indemnification provided for in this Section 2.7 is unavailable to a party that would have been an Indemnitee under this
     Section 2.7 in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to herein, then each party that would have been an indemnifying party hereunder shall, in lieu of indemnifying such Indemnitee, contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of such indemnifying party, on the one hand, and such Indemnitee, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof). The relative fault shall be determined by reference to, among other things, whether the Violation relates to information supplied by such indemnifying party or such Indemnitee and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Violation. The parties agree that it would not be just and equitable if contribution pursuant to this Section 2.7(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentence. The amount paid or payable by a contributing party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 2.7(e) shall include any legal or other expenses reasonably incurred by such Indemnitee in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The liability of any Fund Holder of Registrable Securities in respect of any contribution obligation of such Fund Holder (after deduction of all underwriters' discounts and commissions paid by such Fund Holder in connection with the registration in question) arising under this Section 2.7(e) shall not in any event exceed an amount equal to the net proceeds to such Fund Holder from the disposition of the Registrable Securities disposed of by such Fund Holder pursuant to such registration.

     2.8.  Lock-up Agreements.  If requested by the Company and the managing
           ------------------
underwriter, each Fund Holder will enter into lock-up agreements pursuant to which it will not, for a period of not longer than 90 days following the effective date of any registration statement for a public offering of the Company's securities, offer, sell or otherwise dispose of any Registrable Securities (except Registrable Securities sold pursuant to such registration statement) without the prior consent of the Company and the managing underwriter, provided that the directors, officers and all holders of more than 10% of the shares of Common Stock (calculated for the purpose as if all securities convertible into or exercisable for Common Stock, directly or indirectly, are so converted or exercised) of the Company enter into such lock-up agreements for the same period and on the same terms. In addition, if reasonably requested by the Fund Holders of a majority of the Registrable Securities then outstanding, each of the Company and the directors and officers of the Company will enter into lock-up agreements pursuant to which it will not, for a period of 90 days following the effective date of any registration statement for a public offering of the Company's securities, offer, sell or otherwise dispose of any securities of the Company (except securities sold pursuant to such registration statement) without the prior consent of the Fund Holders of a majority of the Registrable Securities then outstanding, provided that the Fund Holders enter into such lock-up agreements for the same period and on the same terms.

     2.9.  Assignment of Registration Rights.  The rights to cause the Company
           ---------------------------------
to register Registrable Securities pursuant to this Section 2 may be assigned by any Fund Holder to any permitted transferee of any Registrable Security. Any transferee to which rights under this Agreement are transferred (a) shall, as a condition to such transfer, deliver to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed upon Fund Holders under this Agreement to the same extent as if such transferee were a Fund Holder under this Agreement and (b) shall be deemed to be a Fund Holder hereunder. Any Fund Holder transferring its rights under this Agreement shall furnish to the Company within a reasonable time after such transfer a written notice of the name and address of such transferee or assignee and the Registrable Securities with respect to which such registration rights are being transferred or assigned.

     2.10.  Limitations on Subsequent Registration Rights.  From and after the
            ---------------------------------------------
date of this Agreement, the Company shall not, without the prior written consent of the Fund Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company relating to registration rights, unless such agreement includes (a) to the extent such agreement would allow such or prospective holder to include such securities in any registration filed under
Section 2.1 or 2.2, a provision that such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not reduce the amount of the Registrable Securities of the Fund Holders which would otherwise be included and (b) no provision which would allow such holder or prospective holder to make a demand registration which could result in such registration statement being declared effective prior to the earlier of the dates set forth in Section 2.1(a).

     2.11.  Adjustments Affecting Registrable Securities.  The Company agrees
            --------------------------------------------
that is shall not effect or permit to occur any combination or subdivision of shares which would adversely affect the ability of the Fund Holder of any Registrable Securities to include such Registrable Securities in any registration contemplated by this Agreement or the marketability of such Registrable Securities in any such registration.

3.  Legend.  Each certificate representing any Registrable Security shall bear
    ------
on its face substantially the following legends:


          (a) "THESE SECURITIES ARE SUBJECT TO THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT DATED AS OF AUGUST __, 1997 AMONG THE COMPANY AND THE INVESTORS NAMED THEREIN, AS IN EFFECT FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE OFFICES OF THE COMPANY."

          (b) Any other legends required by (i) Section 11 of the Purchase Agreement, or (ii) the laws of any applicable jurisdiction.

4.  Specific Performance.  The parties recognizes that their respective rights
    --------------------
under this Agreement are unique, and, accordingly, each party shall, in addition to such other remedies as may be available to it at law or in equity, have the right to enforce its rights hereunder by actions for injunctive relief and specific performance to the extent permitted by law. This Agreement is not intended to limit or abridge any rights of any party which may exist apart from this Agreement.

5.  Notices.  All notices, demands and other communications required to be given
    -------
pursuant to this Agreement shall be in writing and shall be deemed to have been received if given in writing (including telex, telecopy or similar teletransmission) addressed as provided below (or to the addressee at such other address as the addressee shall have specified by notice actually received by the addressor), and if either (a) actually delivered in fully legible form to such address (evidenced in the case of a telex by receipt of the correct answer back) or (b) in the case of a letter, three days shall have elapsed after the same shall have been deposited in the mails (i) with first-class (air mail if to or from outside the United States of America) postage prepaid and registered or certified, with return receipt requested, or (ii) with express delivery postage prepaid, with receipt required for delivery.

     If to the Company, to it at System Software Associates, Inc., 500 W. Madison, 32d Floor, Chicago, Illinois 60661, telecopy number (312) 258-6504, to the attention of Roger E.

Covey, with a copy to Sachnoff & Weaver, Ltd., 30 South Wacker Drive, Chicago, Illinois 60606, telecopy number (312) 207-6400, to the attention of Douglas R. Newkirk, Esq.

     If to any Fund Investor, to it at its address set forth on Exhibit A, with a copy to Ropes & Gray, One International Place, Boston, Massachusetts 02110, telecopy number (617) 951-7050, to the attention of David C. Chapin, Esq.

6.  Binding Effect; Assignment.  This Agreement shall be binding upon, and inure
    --------------------------
to the benefit of, the parties and their respective personal representatives, successors and assigns; provided, however, that the Company shall not have the
                        --------  -------
right to assign its rights and obligations hereunder, or any interest herein, without the prior written consent of the Fund Holders of a majority of the Registrable Securities then outstanding.

7.  Course of Dealing; Amendments, Waivers and Consents.  No course of dealing
    ---------------------------------------------------
between the parties shall operate as a waiver of any party's rights under this Agreement. Each party acknowledges that if any party, without being required to do so by this Agreement, gives any notice or information to, or obtains any consent from, the other party, such party shall not by implication have amended, waived or modified any provision of this Agreement, or created any duty to give any such notice or information or to obtain any such consent on any future occasion. No delay or omission on the part of any party in exercising any right under this Agreement shall operate as a waiver of such right or any other right hereunder or thereunder. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. No amendment, waiver or consent with respect to this Agreement shall be binding unless it is in writing and signed by each of (a) the Company and (b) the Fund Holders of a majority of the Registrable Securities then outstanding.

8.  General.  If any provision of this Agreement shall be found by any court of
    -------
competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation hereof. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes any and all prior understandings and agreements, whether written or oral, with respect to such subject matter. This Agreement may be executed in counterparts, which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

     IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed by a duly authorized officer as an agreement under seal as of the date first above written.

COMPANY:                      SYSTEM SOFTWARE ASSOCIATES, INC.


                              By_________________________________
                                  Title:


FUND INVESTORS:               BAIN CAPITAL/SSA ASSOCIATES

                               By Bain Capital V Mezzanine Fund, L.P.,
                                    a general partner

                               By Bain Capital V Mezzanine Partners, L.P.,
                                    its general partner

                               By Bain Capital Investors V, Inc.
                                    its general partner
  By:_________________________
                                    Managing Director


                              JMI EQUITY FUND III, L.P.

                              By JMI Equity Associates L.L.C.,
                              its general partner


                              By:________________________________
                                  Name:
                                  Title:


                              CS INVESTOR, L.L.C.


                              By:________________________________
                                  Name:

                                    Title:

                                                                       Exhibit A
                                                                       ---------


                                FUND INVESTORS


[To be Completed.]